Exhibit 5.1

June 22, 2026

First BanCorp
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146

Re: Registration Statement on Form S-8 filed on June 22, 2026

Ladies and Gentlemen:

As Executive Vice President and General Counsel to First BanCorp (the “Corporation”), a corporation duly organized under the laws of the Commonwealth of Puerto Rico, I have been requested to render this opinion in connection with the filing by the Corporation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof with respect to 5,000,000 shares of the Corporation’s common stock, par value $0.10 per share (the “Common Stock”), authorized for issuance under the First BanCorp 2026 Omnibus Incentive Plan (the “Plan”), as may be amended from time to time.

In connection with this opinion letter, I have examined the copies certified or otherwise identified to my satisfaction, of (i) Corporation’s Restated Articles of Incorporation, (ii) the Corporation’s Amended and Restated By-Laws, (iii) certain resolutions of the Corporation’s Board of Directors relating to the Registration Statement, (iv) the Plan and (v) such other corporate records, documents, certificates or other instruments as in my judgment are necessary or appropriate to enable me to render the opinion set forth below.

Based on the foregoing and the other matters set forth herein, I am of the opinion, as of the date hereof, that the shares of Common Stock have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the federal securities laws of the United States and the laws of the Commonwealth of Puerto Rico, and I express no opinion with respect to the laws of any other state or jurisdiction.

I hereby consent to the filing of this opinion as exhibit to the Registration Statement. In giving such consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Sincerely,

/s/ Sara Alvarez